Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 08:20 PM 03/06/2014 FILED 08:20 PM 03/06/2014 SRV 140299523 – 5487550 FILE

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is NextEra Energy Partners, LP.

•	Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the city of Wilmington. Zip code 19801. The name of the Registered Agent at such address is The Corporation Trust Company.

•	Third: The name and mailing address of each general partner is as follows:

NextEra Energy Partners GP, Inc.

700 Universe Blvd.

Juno Beach, FL 33408

•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of 6th day of March, A.D. 2014.

NextEra Energy Partners GP, Inc.

By:
General Partner

Name:	Melissa A. Plotsky, Asst. Secretary
(type or print name)